As filed with the Securities and Exchange Commission on November   , 1996
                                                                 ---
                                          Registration File No. 333-
==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                      -------------------------------

                                  FORM S-3

                           REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                      ------------------------------

                           BERGER HOLDINGS, LTD.
           (Exact name of registrant as specified in its charter)

                               Pennsylvania
     (State or Other Jurisdiction of Incorporation or Organization)

                                23-2160077
                  (I.R.S. Employer Identification Number)

                        805 Pennsylvania Boulevard
                          Feasterville, PA 19053
                               (215) 355-1200
 (Address, Including Zip Code, and Telephone Number, Including Area Code,
               of Registrant's Principal Executive Offices)

                       Theodore A. Schwartz, Chairman
                         805 Pennsylvania Boulevard
                           Feasterville, PA 19053
                               (215) 355-1200
  (Name, Address Including Zip Code and Telephone Number, Including Area
                        Code, of Agent For Service)
                      -------------------------------

                              With a copy to:

                           Jason M. Shargel, Esq.
                    Wolf, Block, Schorr and Solis-Cohen
                      Twelfth Floor Packard Building
                 S.E. Corner Fifteenth and Chestnut Streets
                          Philadelphia, PA  19102
                              (215) 977-2000

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                      -------------------------------

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

   If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 464(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

------------

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / -----------

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                      CALCULATION OF REGISTRATION FEE

   Title of                      Proposed      Proposed
    Shares        Amount          Maximum       Maximum      Amount of
    to be          to be         Aggregate     Aggregate   Registration
   Registered   Registered (F1)  Price Per     Offering     Fee (F1)(F2)

 Common Stock      1,061,000      $2.0625     $2,122,000    $663.13

<F1>

(1) Excludes 1,726,500 shares of Common Stock registered pursuant to a Registration Statement on Form S-3 filed by the Company and declared effective by the Securities and Exchange Commission on January 2, 1996. A registration fee of $360.58 was paid upon the filing of such Registration Statement.
</F1>
<F2>

(2) In accordance with section (c) of Rule 457 under the Securities Act of 1933, as amended, the registration fee payable in connection herewith has been calculated based upon the average of the closing bid and closing asked prices for the Registrant's common stock on November 4, 1996 (as reported on the Nasdaq SmallCap Market ("NASDAQ").
</F2>









   THE PROSPECTUS THAT IS PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO THE REGISTRATION STATEMENT OF THE REGISTRANT ON FORM S-3 WHICH WAS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 1996 (COMMISSION FILE NO. 33-64705).

                                                SUBJECT TO COMPLETION
                                                DATED NOVEMBER   , 1996
SELLING SHAREHOLDER                                           ---
PROSPECTUS

                           BERGER HOLDINGS, LTD.
                                Common Stock
                     For Sale by Selling Shareholders

   This Prospectus concerns the offer and sale, from time to time, of up to anaggregate of 1,061,000 shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock") of Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), by certain holders (the "Selling Shareholders") of the Company's Common Stock, options to purchase shares of the Common Stock (the "Options") and warrants to purchase shares of Common Stock (the "Warrants"). See "Selling Shareholders and Related Information." The Company's Common Stock is listed on the Nasdaq SmallCap Market ("NASDAQ") under the symbol "BGRH." On November 4, 1996, the average of the closing bid and the closing asked price for the Company's Common Stock, as quoted on NASDAQ, was $2.0625 per share.

   It is presently anticipated that sales of Shares hereunder will be effected, from time to time, in transactions in the over-the-counter market, at prices obtainable at the time of sale, and/or in privately negotiated transactions. Brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated prior to any sale. Sales of Shares hereunder will continue until all Shares are sold by the Selling Shareholders or until November 6, 1999, whichever is earlier unless otherwise extended by the Company in its discretion.

   All of the Shares are being registered by the Company for sale by the Selling Shareholders. See "Selling Shareholders and Related Information." The Company will not receive any of the proceeds from the sale of the Shares.

                        --------------------------

   THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 5.

                        --------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        --------------------------

                              Underwriting                  Proceeds to
                 Price to       Discounts     Proceeds to   the Selling
                  Public     and Commissions  the Company  Shareholders(F2)

Per Share . . .    $(F1)     $      (F2)      $    0             $(F1)
Total(F2) . . .    $(F1)     $      (F2)      $    0             $(F1)

<F1>
(1) It is anticipated that the Shares registered hereunder will be sold in market or private transactions at prevailing prices, from time to time.
</F1>
<F2>
(2) The Company will pay all expenses, other than any underwriting or broker-dealer discounts or commissions agreed to be paid by the Selling Shareholders.
</F2>

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DISCUSSED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                        --------------------------

                          ADDITIONAL INFORMATION

   The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. In addition, the Commission maintains a Web site that contains reports, proxy and information statments and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is (http://www.sec.gov).


   The Company has filed with the Commission two registration statements on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby (such registration statements, together with all exhibits thereto, are hereinafter referred to collectively as the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, and in each instance reference is made to such document, each such statement being qualified in all respects by such reference.

                        --------------------------

   The Company furnishes its shareholders with annual reports containing consolidated financial statements audited by independent accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each year.



             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The Company incorporates by reference into this Prospectus the documents listed below:

   (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

   (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

   (3) The description of the Corporation's Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 19, 1984.

   All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of all documents incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Requests for such copies should be directed to: Corporate Secretary, Berger Holdings, Ltd., 805 Pennsylvania Boulevard, Feasterville, PA 19053.

                                THE COMPANY

   The Company is a Pennsylvania corporation organized in 1979. Through its subsidiary, Berger Bros. Company, the Company is principally engaged in the manufacture and distribution of roof drainage products ("RDP") and solid vinyl home siding ("SVHS") products.

   The Company's RDP product line, consisting of gutters, downspouts, trim coil and associated accessories and fitings, is manufactured by the Company in its manufacturing facility in Feasterville, PA. The Company sells RDP through its sales representatives and telemarketing principally to wholesale distributors who sell directly to roofers and general contractors for use in the repair and replacement of roof drainage systems in existing buildings, primarily residential.

   The Company's SVHS product line is produced under the name Graywood and consists of solid vinyl home siding and associated accessories. Such products are manufactured in the Company's Feasterville facility. Sales of SVHS products are principally made to wholesale distributors and services accounts in the modular home industry.

   The Company's address is 805 Pennsylvania Boulevard, Feasterville, PA 19053 and its telephone number is (215) 355-1200.

                               THE OFFERING

SECURITIES BEING OFFERED:            Up to 2,448,042 Shares to be sold by
                                     the Selling Shareholders.  See
                                     "Selling Shareholders and Related
                                     Information."

SECURITIES OUTSTANDING (AS OF
  OCTOBER 10, 1996):                 Common Stock - 3,814,913

                                     Common Stock Issuable Upon Exercise
                                     of Outstanding Options and Warrants
                                     - 2,170,000

                                     Common Stock To Be Outstanding If
                                     All Outstanding Options and Warrants
                                     Are Exercised - 5,984,913

                                     Preferred Stock - None

RISK FACTORS:                        The Shares offered hereby involve a
                                     high degree of risk and prospective
                                     purchasers should consider carefully
                                     the factors specified under "Risk
                                     Factors" before purchasing.

                               RISK FACTORS

   An investment in the Shares involves a high degree of risk. The Shares are a suitable investment only for those investors who can afford a total loss of their investment. Before making a decision to purchase Shares, a prospective investor should consider carefully, among other things, the following factors.

   MATTERS RELATING TO BANKRUPTCY PROCEEDINGS. The Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on December 6, 1991. The effective date of the Company's Plan of Reorganization was April 13, 1993. The Company's bankruptcy proceedings have had a material adverse effect upon its operations. Such adverse effects have ameliorated over time, but may continue into the future.

   NEED FOR ADDITIONAL FINANCING. In June 1994 the Company entered into a Loan and Security Agreement with the CIT Group/Credit Finance, Inc. (the "CIT Loan") which (i) enabled the Company to repay its outstanding obligation to its principal lender at a discount and (ii) provided additional working capital.
In June 1996, the CIT Loan was extended through June 1998. The Company believes that it currently has sufficient working capital to allow the Company to maintain or increase its current volume of sales. However, the Company will require additional debt and/or equity financing upon the maturity of the CIT Loan in June, 1998, unless the CIT Loan is again extended. There is no assurance that the CIT Loan can be extended or refinanced on advantageous terms or at all.

   MATTERS RELATED TO MARKET PRICE. The volume of trading in the Common Stock has generally not been substantial. Accordingly, there is no assurance as to the liquidity of the trading market for the Common Stock. As a result of the issuance of Common Stock upon the exercise of outstanding options and warrants, the number of shares of Common Stock outstanding may increase to 5,984,913. As a result, the number of the Company's shares of Common Stock that are freely tradeable may over time greatly exceed the number of shares that are presently freely tradeable. The influx of a large number of shares onto the trading market may create downward pressures on the trading price of the Common Stock.

   NO UNDERWRITER PARTICIPATION IN PREPARATION. No selling agent or underwriter has participated in this offering. Generally, in an underwritten offering, an underwriter would conduct certain investigations relative to the issuer, its business and the terms of the offering in order to establish a reasonable basis for the pricing of the securities to be sold and to verify the disclosures made in connection with the offering. Inasmuch as no underwriter has participated in this offering, no underwriter has exercised due diligence with respect to the information contained in this Prospectus.

   DIVIDENDS. No dividends have been paid by the Company in the past five years and the payment of dividends is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings, if any, are expected to be retained to finance and develop the Company's business.

   COMPETITION. There are many other companies engaged in the manufacture and distribution of roof drainage and solid vinyl siding products, and many of these companies have greater financial and other business resources than those presently possessed by the Company. Further, other companies may enter the Company's area of business in the future. There can be no assurance that the Company will be able to compete successfully with such companies.

   DEPENDENCE UPON KEY PERSONNEL. The Company's ongoing operations may depend to a material extent upon the continued services of certain key management personnel, including primarily Theodore A. Schwartz, Chairman of the Board of Directors and Chief Executive Officer, Joseph F. Weiderman, President, Paul L. Spiese, III, Vice President-Manufacturing, and Francis E. Wellock, Jr., Chief Financial Officer. The loss of, or the interruption in, the services of any of such individuals during this period could adversely affect the conduct of the Company's business and its future performance. In addition, the loss of the services of Mr. Schwartz and/or Mr. Weiderman could trigger an Event of Default under the CIT Loan. The Company is the beneficiary of key-man life insurance policies on the lives of Messrs. Schwartz, Weiderman, Spiese and Wellock in the amount of $500,000 each.

   RAW MATERIALS. The price and availability of the raw materials utilized by the Company (aluminum, steel, copper and polyvinylchloride ("PVC")) are subject to fluctuation. In addition, the Company's ability to obtain such materials from domestic and foreign suppliers may be subject to trade restrictions, work stoppages and other factors. In particular, PVC, from which the Company's solid vinyl home siding line is fabricated, is produced by relatively few manufacturers. The Company currently purchases all of its PVC requirements from one supplier. To date, the Company has not encountered any significant shortages of PVC or other materials or experienced any significant delay in obtaining such materials. Increases in the price of raw materials may have an adverse impact on the profit margin for sales of the Company's products. There can be no assurance that there will be no shortages, significant delays or price increases in the future.

   NET LOSSES. For the years 1991 through 1995, inclusive, the Company incurred operating losses. For the nine months ended September 30, 1996, the Company reported income from operations of $1,454,113 and net income of $989,824. There can be no assurance that the Company will have operating income or net income in the future.

   NO CONTRACTS FOR SALES. As of the date of this Prospectus, the Company has no sales contracts which call for the Company to make ongoing deliveries of its products. All sales contracts between the Company and its customers represent a single transaction. There can be no assurance that customers of the Company will continue to purchase the same volume of products from the Company or at all.

   INVENTORY LEVELS. During the Company's bankruptcy proceedings, the Company was unable to maintain adequate inventory levels due to cash constraints. The Company believes that it currently maintains an inventory level sufficient to support or increase its existing levels of sales. However, there can be no assurance that the Company will be able to continue to maintain such inventory levels in the future.

   THE HOUSING MARKET AND THE HOME BUILDING AND HOME IMPROVEMENT INDUSTRY. Demand for the Company's products is dependent upon the housing market and the home building and home improvement industry which tend to be cyclical in nature and have experienced significant downturns in recent years. There is no assurance that negative industry cycles in the future will not adversely affect the Company's business.

   SEASONALITY OF BUSINESS. The demand for the Company's products in its primary market is seasonal. Inclement winter weather, such as that experienced in 1994 and 1996, and excessively hot and dry summer weather, such as that experienced in 1995 in the Northeastern United States, usually causes a reduction in the level of building activity in both the homebuilding and home improvement markets.

                           SELLING SHAREHOLDERS
                         AND RELATED INFORMATION


   The Shares which may be sold pursuant to this Prospectus consist of (i) issued and outstanding shares of Common Stock owned by the Selling Shareholders and (ii) shares of Common Stock reserved for issuance upon exercise of Warrants owned by the Selling Shareholders.

   The Selling Shareholders are listed below. Included below concerning each Selling Shareholder is (a) a reference to any position, office or other material relationship existing between such person or entity and the Company or any of its predecessors or affiliates during the past three years; and (b) the total amount and percentage of the Company's Common Stock beneficially owned by such person, the amount subject to sale hereunder and the resulting amount and percentage if all Shares offered hereby which are owned by such person or entity are sold.


                      Pre-Offering <F1>
                      ----------------

                            Total
                          Number of
                            Shares
  Selling                Beneficially      Percentage
Shareholders                Owned          of Class <F3>    Shares Offered

Barinder S. Athwal        35,000<F4>             *               25,000

Blair Wood Financial      50,000<F5>           1.29%             50,000

Arden Brown              235,500<F6>           6.06%             72,000

Joan Brownstein           70,000<F7>           1.83%             50,000

First Colonial            52,500<F5>           1.36%             52,500
Securities

First Colonial            10,000                *                10,000
Securities Group
Profit Sharing Plan
FBO George D.
Eggers III

Emerald Industries        70,000               1.83%             70,000

Larry Falcon              42,791<F8>           1.11%             35,000

David Fields              10,000<F5>            *                10,000

Focus Tech               276,000<F9>           6.87%                0
Investments, Inc.

Rick Fimmer               20,000<F11>           *                20,000

Jacob I. Haft M.D.       136,070<F12>          3.50%             45,000

Internet Financial        50,000<F10>          1.29%                0
Relations, Inc.



           Post Offering <F1><F2>
           --------------------

   Total
 Number of
  Shares
Beneficially              Percentage
   Owned                 of Class <F3>

  10,000                     *

     0                       *
 163,500                    4.21%

  20,000                     *

     0                       *


     0                       *



     0                       *

   7,791                     *

     0                       *

 276,000                    6.87%


     0                       *

  91,070                    2.35%

  50,000                    1.29%


















                      Pre-Offering (1)
                      ----------------

                            Total
                          Number of
                            Shares
  Selling                Beneficially      Percentage
Shareholders                Owned          of Class <F3>    Shares Offered

Jasper Electric           10,000                *                10,000
Pension Plan FBO
Robert M. Cunliffe

Catherine S. Johnson     100,000<F10>          2.25%                0

Howard Kent               15,000                *                15,000

Herman Krangel            70,000<F7>           1.83%             50,000

Dr. Irving Kraut         252,533<F13>           6.14%             35,000

Steven Lang               10,000                *                10,000

Arthur Lichtenberg        12,000                *                12,000

Ben Lichtenberg           38,000<F14>           *                38,000

Lighthouse                75,000<F10>          1.93%                0
Resources, Inc.

William B. Noyovitz       10,000                *                10,000

Jeffrey I. Schocket       42,857<F15>          1.11%             35,000

Marc Scott                15,000                *                15,000

Paul L. Spiese, III      244,726<F16>          6.10%            150,000

Joel Strote P.C.           5,000                *                 5,000

Theodore A.              265,225<F17>          8.88%            150,000
Schwartz

Joseph F. Weiderman      295,090<F18>          7.30%            150,000

Francis E. Wellock,       85,750<F19>          2.21%             55,000
Jr.

L.G. Zangani, Inc.        50,000<F10>          1.29%                0



           Post Offering <F1><F2>
           --------------------

   Total
 Number of
  Shares
Beneficially              Percentage
   Owned                 of Class<F3>

     0                       *



 100,000                    2.55%

     0                       *

  20,000                     *

 217,533                    5.52%

     0                       *

     0                       *

     0                       *

  75,000                    1.93%


     0                       *

   7,857                     *

     0                       *

  94,726                    2.36%

     0                       *

 215,225                    5.23%


 145,090                    3.59%

  30,750                     *


  50,000                    1.29%


--------------------

*      Indicates less than one percent.

<F1>
(1) Beneficial ownership figures include all Common Stock represented by shares of issued and outstanding Common Stock as well as shares of Common Stock issuable upon exercise of outstanding warrants and options. Except as otherwise indicated below, none of the Selling Shareholders holds any option, warrant, right or convertible security exercisable for or convertible into Common Stock, whether or not immediately exercisable or convertible or, in the case of employee stock options, currently vested or unvested.
</F1>

                                      8

<F2>
(2) Assumes the sale of all Shares offered by this Prospectus by each Selling Shareholder to third parties unaffiliated with the Selling Shareholders.
</F2>
<F3>
(3) These percentages are calculated in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder.
</F3>
<F4>
(4) Includes immediately exercisable warrants to purchase 10,000 shares of Common Stock.
</F4>
<F5>
(5)    Consists solely of immediately exercisable options to purchase
       Common Stock.
</F5>
<F6>
(6) Includes 70,000 immediately exercisable options held jointly by Mr. Brown and spouse and 70,000 shares held jointly by Mr. Brown and spouse.
</F6>
<F7>
(7) Includes immediately exercisable warrants to purchase 20,000 shares of Common Stock.
</F7>
<F8>
(8) Consists solely of immediately exercisable options and warrants to purchase Common Stock.
</F8>
<F9>
(9) Includes immediately exercisable options to purchase 200,000 shares of Common Stock.
</F9>
<F10>
(10)   Consists solely of immediately exercisable warrants to purchase
       Common Stock.
</F10>
<F11>
(11) Consists of shares of Common Stock held by Mr. Frimmer as custodian for Melanie L. Frimmer.
</F11>
<F12>
(12)   Includes options and warrants to purchase 67,414 shares of Common
       Stock.
</F12>
<F13>
(13)   Includes options and warrants to purchase 125,000 shares of Common
       Stock.
</F13>
<F14>
(14) Includes 27,000 shares of Common Stock held by First Colonial Securities Profit Sharing Plan for the benefit of Mr. Lichtenberg and 11,000 shares of Common Stock held by Mr. Lichtenberg as custodian for Ross Lichtenberg.
</F14>
<F15>
(15)   Includes options and warrants to purchase 42,791 shares of Common
       Stock.
</F15>
<F16>
(16)   Includes options and warrants to purchase 199,726 shares of Common
       Stock.
</F16>
<F17>
(17) Includes 1,500 shares of Common Stock held by Mr. Schwartz as joint tenant with Janice L. Bredt and options and warrants to purchase 296,630 shares of Common Stock.
</F17>
<F18>
(18)   Includes options and warrants to purchase 228,643 shares of Common
       Stock.
</F18>
<F19>
(19)   Includes options and warrants to purchase 70,000 shares of Common
       Stock.
</F19>

   It is presently anticipated that sales of Shares hereunder will be effected, from time to time, in transactions in the over-the-counter market, at prices obtainable at the time of sale, and/or in privately negotiated transactions. Brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated prior to any sale. Sales of Shares hereunder will continue until all Shares are sold by the Selling Shareholders or until November 6, 1999, unless otherwise extended by the Company in its discretion.

                                  EXPERTS

   The consolidated financial statements and financial statement schedules of the Company and its subsidiaries as of December 31, 1994 and 1995 and for the three years ended December 31, 1995 incorporated by reference in this Prospectus have been examined by Goldenberg Rosenthal Friedlander LLP, the Company's independent certified public accountants, for the periods and to the extent set forth in their report incorporated by reference herein and have been so incorporated in reliance upon the authority of such firm as experts in accounting and auditing.

                               LEGAL MATTERS

   The validity of the Shares of Common Stock offered hereby will be passed upon by Wolf, Block, Schorr and Solis-Cohen, Philadelphia, Pennsylvania.

================================================    =====================
       No person is authorized to give
any information or to make any representation
not contained or incorporated by reference in
this Prospectus, and if given or made, such            2,448,042 SHARES
information or representation must not be
relied upon as having been authorized by the
Company.  Neither the delivery of this
Prospectus nor any sale made hereunder shall,
under any circumstances, create any implication
that there has been no change in the facts set       BERGER HOLDINGS, LTD.
forth in this Prospectus or in the affairs of the Company since the date hereof. This
Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

              TABLE OF CONTENTS


                                            Page         COMMON STOCK
                                            ----

Additional Information . . . . . . . . . .    2
Incorporation of Certain Information
  By Reference . . . . . . . . . . . . . .    3
The Company. . . . . . . . . . . . . . . .    4
The Offering . . . . . . . . . . . . . . .    4
Risk Factors . . . . . . . . . . . . . . .    5
Selling Shareholders and Related
  Information. . . . . . . . . . . . . . .    7
Experts. . . . . . . . . . . . . . . . . .   10       --------------------
Legal Matters. . . . . . . . . . . . . . .   10
                                                       SELLING SHAREHOLDER
                                                            PROSPECTUS

                                                      --------------------







                                                               , 1996
                                                       --------




================================================    =====================

                                  PART II
                                  -------

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution
             -------------------------------------------

   The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the Registrant.

   Securities and Exchange Commission Registration Fee . . .    $  663
   *Printing and Engraving Expenses. . . . . . . . . . . . .       500
   *Accounting Fees and Expenses . . . . . . . . . . . . . .     1,500
   *Legal Fees and Expenses. . . . . . . . . . . . . . . . .     5,000
   *Blue Sky Qualification Fees and Expenses . . . . . . . .     2,500
   *Transfer Agent and Registrar Fees and Expenses . . . . .       -
   *Miscellaneous. . . . . . . . . . . . . . . . . . . . . .    22,650
                                                               -------
              TOTAL. . . . . . . . . . . . . . . . . . . . .   $32,813


-----------------
*  Estimate

Item 15.     Indemnification of Directors and Officers
             -----------------------------------------

   Sections 1741 through 1750 of Subchapter C, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

   Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officer under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 1742 permits indemnification in derivative actions if the appropriate standard of contact is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

   Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

   Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

   Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

   Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17C of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

   Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17C of the BCL.

   Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17C of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

   Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17C of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

   Article VII of the Registrant's Bylaws, which are incorporated by reference in this Registration Statement, provides in general that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.

Item 16.     Exhibits and Financial Statement Schedules
             ------------------------------------------

   The following documents are filed as part of this Registration Statement. (Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-K for a Registration Statement on Form S-3).


Exhibit
Number            Title                        Method of Filing
-------           -----                        -----------------

2.1               Debtor's Third Amended       Incorporated by reference
                  Plan of Reorganization       to Exhibit 1 of the Current
                                               Report on Form 8-K filed on
                                               March 30, 1993 (the "Form
                                               8-K")

2.2               Third Amended Disclosure     Incorporated by reference
                  Statement for Debtor's       to Exhibit 2 of Form 8-K
                  Amended Joint Plan of
                  Reorganziation

2.3               Settlement Agreement by      Incorporated by reference
                  and between the Registrant   to Exhibit 4 of Form 8-K
                  and Meridian Bank

4.1               Speciman Certificate         Incorporated by reference
                  for Common Stock             Exhibit 4(a) to Amendment
                                               No. 1 to the Registration
                                               Statement on Form S-1
                                               filed on October 15, 1990
                                               ("Pre-Effective Amendment
                                               No. 1")

4.2               Form of 1993                 Incorporated by reference
                  Private Placement Warrant    to Exhibit 4(g) of the
                  Form S-1, No. 1              Registration Statement on
                                               filed June 16, 1993, (the
                                               "1993 Form S-1")

4.3               Form of Consulting Warrant   Incorporated by reference
                  by and between the Company   to Exhibit 4(h)of the 1993
                  and Universal Solutions,     Form S-1
                  Inc.

4.4               Form of 1993                 Incorporated by reference
                  Private Placement Warrant    to Exhibit 4.9 of the
                  No. 2                        Registration Statement on
                                               Form S-3, filed
                                               January 21, 1993 (the
                                               "1993 Form S-3")

4.5               Form of 1995                 Incorporated by reference
                  Private Placement Warrant    to Exhibit 4.5 of the
                                               Registration Statement on
                                               Form S-3, declared
                                               effective as of January 2,
                                               1996

5                 Opinion of Wolf, Block,      Filed Herewith
                  Schorr and Solis-Cohen


23.1              Consent of Goldenberg        Filed Herewith
                  Rosenthal Friedlander, LLP

23.2              Consent of Wolf, Block,      See Exhibit 5
                  Schorr and Solis-Cohen

-------------------
* Previously filed with the Registrant's initial filing of the Registration Statement on Form S-3.

   All other exhibits for which provision is made in the applicable regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

Item 17.  Undertakings.
          ------------

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling-person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       A.  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
       Section 13(a)or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Feasterville, Commonwealth of Pennsylvania, on November 5, 1996.

                                 BERGER HOLDINGS, LTD.

                                 By:  JOSEPH F. WEIDERMAN
                                      --------------------------------
                                      Joseph F. Weiderman, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore A. Schwartz and Joseph F. Weiderman, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                         Date
---------                   -----                         ----

THEODORE A. SCHWARTZ
------------------------    Chief Executive Officer       November 5, 1996
Theodore A. Schwartz        and Chairman of the Board
                            (Principal Executive Officer)

PAUL L. SPIESE, III
-----------------------     Director                      November 5, 1996
Paul L. Spiese, III         Vice President

JOSEPH F. WEIDERMAN
-----------------------     President, Chief Operating    November 5, 1996
Joseph F. Weiderman         Officer and Director


-----------------------     Director                      November  , 1996
Larry Falcon                                                      --


-----------------------     Director                      November  , 1996
Jacob I. Haft, M.D.                                               --


-----------------------     Director                      November  , 1996
Jeffrey I. Schocket                                               --

Signature                   Title                         Date
---------                   -----                         ----


DR. IRVING KRAUT
-----------------------     Director                      November 5, 1996
Dr. Irving Kraut


FRANCIS E. WELLOCK, JR.
-----------------------     Chief Financial Officer       November 5, 1996
Francis E. Wellock, Jr.     (Principal Financial
                            and Accounting Officer)